Exhibit 23.4

CONSENT OF QUALIFIED PERSON

In connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and any amendments or supplements and/or exhibits thereto (the “Form 10-K”), the undersigned consents to:

●	the filing and use of the technical report summary titled “S-K 1300 Initial Assessment and Technical Report Summary – Richmond Hill Gold Project, South Dakota, U.S.A.,” with an effective date of February 3, 2025 (the “February TRS”), as an exhibit to the Form 10-K;
●	the filing and use of the technical report summary titled “S-K 1300 Initial Assessment and Technical Report Summary – Richmond Hill Gold Project, South Dakota, U.S.A.,” with an effective date of July 7, 2025 (the “July TRS”), as an exhibit to the Form 10-K;
●	the incorporation by reference of the February TRS and July TRS in the Registration Statements on Form S-3 (File No. 333-288922) and Form S-8 (File Nos. 333-265399, 333-267210 and 333-287606) (collectively, the “Registration Statements”);
●	the use of and references to the undersigned’s name, including the undersigned’s status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission) in connection with the February TRS, the July TRS, the Form 10-K and the Registration Statements; and
●	any extracts or summaries of the February TRS and the July TRS included or incorporated by reference in the Form 10-K and the Registration Statements, and the use of any information derived, summarized, quoted or referenced from either of the February TRS and the July TRS, or portions thereof, that was prepared by the undersigned, that the undersigned supervised the preparation of and/or that was reviewed and approved by the undersigned, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

The undersigned is the qualified person responsible for authoring, and this consent pertains to: (i) the following sections of the February TRS: Sections 1.5, 9.2, 10, 22.2, 23.2, 23.6 of the February TRS; and (ii) the following sections of the July TRS: Sections 1.4, 9.2, 10, 22.2, 23.2 and 23.3 of the July TRS.

Dated March 25, 2026

For Woods Process Service, LLC.

/s/ Jeffrey Woods